     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 1999.



                                                      REGISTRATION NO. 333-75173

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          GLOBESPAN SEMICONDUCTOR INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           3674                          75-2658218
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                                100 SCHULZ DRIVE
                               RED BANK, NJ 07701
                                 (732) 345-7500
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ROBERT J. MCMULLAN
                            CHIEF FINANCIAL OFFICER
                          GLOBESPAN SEMICONDUCTOR INC.
                                100 SCHULZ DRIVE
                               RED BANK, NJ 07701
                                 (732) 345-7500
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                                   COPIES TO:

             SCOTT C. DETTMER, ESQ.                           BARRY E. TAYLOR, ESQ.
            GUNDERSON DETTMER STOUGH                         TREVOR J. CHAPLICK, ESQ.
      VILLENEUVE FRANKLIN & HACHIGIAN, LLP               WILSON SONSINI GOODRICH & ROSATI
             155 CONSTITUTION DRIVE                          PROFESSIONAL CORPORATION
              MENLO PARK, CA 94025                   650 PAGE MILL ROAD, PALO ALTO, CA 94303
                 (650) 321-2400                                   (650) 493-9300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 1 to the Form S-1 Registration Statement is being filed for the sole purpose of filing additional exhibits.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by GlobeSpan in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

SEC registration fee........................................  $   15,290
NASD fee....................................................       6,500
Nasdaq National Market listing fee..........................      30,000
Printing and engraving expenses.............................     200,000
Legal fees and expenses.....................................     500,000
Accounting fees and expenses................................     400,000
Blue sky fees and expenses..................................      10,000
Transfer agent fees.........................................      10,000
Miscellaneous fees and expenses.............................     128,210
                                                              ----------
          Total.............................................  $1,300,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6, of the Registrant's bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to GlobeSpan and its stockholders. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to GlobeSpan for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Prior to the closing of this offering, the Registrant will enter into Indemnification Agreements with its officers and directors, a form of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is made to Section of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since June 7, 1996, Registrant has issued and sold the following securities (which numbers do not reflect the 8.75 for 1 split effected on November 25, 1996, the 2 for 1 split effected on October 16, 1997, the 1.5 for 1 split effected on February 25, 1998, or the reverse 1 for 3 split to be effected prior to this offering):

          (1) On June 7, 1996, Registrant issued 1,000 shares in a private placement of its common stock at a purchase price of $1.00 per share, for cash in the aggregate amount of $1,000, to Communication Partners, L.P. pursuant to the divestiture of GlobeSpan.

          (2) On July 31, 1996, Registrant issued a warrant for 150,000 shares of its common stock, with an exercise price of $58.83, to Lucent Technologies in connection with the divestiture of GlobeSpan.

          (3) On November 25, 1996, Registrant issued an aggregate of 4,000,000 shares in a private placement of its common stock, at a purchase price of $1.00 per share, for cash in the aggregate amount of $4,000,000, to Communication Partners, L.P. pursuant to a Common Stock Purchase Agreement.

          (4) As of March 11, 1999, Registrant has sold and issued 897,369 shares of its common stock for an aggregate purchase price of $916,985 to employees and consultants pursuant to direct issuance and to exercises of options under its 1996 Option Plan.

     The sale of the above securities was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or transactions pursuant to compensation benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS


    EXHIBIT
      NO.                              DESCRIPTION
     1.1*      Form of Underwriting Agreement (preliminary form).
     3.1**     Certificate of Incorporation of the Registrant, as amended to date.
     3.2**     Form of Restated Certificate of Incorporation to be filed
               upon the closing of the offering made pursuant to this
               Registration Statement.
     3.3**     Bylaws of the Registrant.
     3.4**     Bylaws of the Registrant effective upon the close of the
               offering made pursuant to this Registration Statement.
     4.1       Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4.
     4.2*      Specimen Common Stock certificate.
     5.1*      Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
               Hachigian.
    10.1**     Form of Indemnification Agreement.
    10.2**     1999 Equity Incentive Plan.
    10.3**     Employee Stock Purchase Plan.
    10.4**     1999 Director Stock Plan.
    10.5**     Business Loan Agreement between BankAmerica Business Credit and Registrant, dated May 14, 1998.

    EXHIBIT
      NO.                              DESCRIPTION
    10.6**     Warrant for the purchase of Common Stock made by the
               Registrant and held by Lucent Technologies Inc., dated July
               31, 1996.
    10.7***    Real Property Lease between Paradyne Corporation and Shav
               Associates, dated October 8, 1996.
    10.8***    Real Property Sublease by and between Registrant and
               Paradyne Corporation, dated December 10, 1997.
    10.9***    Amendment to Real Property Sublease by and between
               Registrant and Paradyne Corporation, dated January 1, 1999.
    10.10      Termination Agreement between Registrant and Paradyne
               Corporation, dated December 31, 1998.
    10.11***   Subordinated Promissory Note between Registrant and
               Communication Partners, L.P., dated December 15, 1998.
    10.12*     Bill of Sale between Registrant and Paradyne, dated
                                    , 1999.
    10.13***   Employment Agreement between Registrant and Armando Geday, dated April 1, 1997.
    10.14***   Employment Agreement between Registrant and Thomas Epley,
               dated August 29, 1997.
    10.15+     Agreement for the Manufacture and Sale of ASIC Products
               between Registrant and Lucent Technologies Inc.
               Microelectronics, dated March 23, 1999.
    10.16      Intellectual Property Agreement among Registrant, Lucent
               Technologies Inc. and Paradyne Corporation, dated July 31,
               1996.
    10.17      Tax Matters Agreement between Registrant and Paradyne
               Corporation dated July 31, 1996.
    10.18+     Product Supply Agreement between Registrant and Paradyne
               Corporation dated March 16, 1999.
    23.1**     Consent of Independent Accountants.
    23.2       Consent of Counsel. Reference is made to Exhibit 5.1.
    24.1**     Power of Attorney (see page II-5).
    27.1**     Financial Data Schedule for EDGAR Filing.


---------------

  * To be filed by amendment.


 ** Previously filed.



*** Corrected version of previously filed document updating exhibit numbers.



 + Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.


ITEM 17.  UNDERTAKINGS

     The Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on this 6th day of April, 1999.



                                      GLOBESPAN SEMICONDUCTOR INC.



                                      By: /s/ ARMANDO GEDAY

                                         ---------------------------------------

                                          Armando Geday


                                          President and Chief Executive Officer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                   SIGNATURE                                      TITLE                       DATE
------------------------------------------------  --------------------------------------  -------------

               /s/ ARMANDO GEDAY                    President, Chief Executive Officer    April 6, 1999
------------------------------------------------    (Principal Executive Officer) and
                 Armando Geday                                   Director

              /s/ ROBERT MCMULLAN                        Chief Financial Officer          April 6, 1999
------------------------------------------------   (Principal Financial and Accounting
                Robert McMullan                                  Officer)

                                                                 Director                 April 6, 1999
------------------------------------------------
                 Thomas Epley*

                                                                 Director                 April 6, 1999
------------------------------------------------
                 Keith Geeslin*

                                                                 Director                 April 6, 1999
------------------------------------------------
                 David Stanton*

                                                                 Director                 April 6, 1999
------------------------------------------------
                 Dipanjan Deb*

                                                                 Director                 April 6, 1999
------------------------------------------------
                 James Coulter*

            *By: /s/  ARMANDO GEDAY
     -------------------------------------
                 Armando Geday
                Attorney-in-Fact

           *By: /s/  ROBERT MCMULLAN
     -------------------------------------
                Robert McMullan
                Attorney-in-Fact

                                 EXHIBIT INDEX


    EXHIBIT
      NO.                              DESCRIPTION
     1.1*      Form of Underwriting Agreement (preliminary form).
     3.1**     Certificate of Incorporation of the Registrant, as amended to date.
     3.2**     Form of Restated Certificate of Incorporation to be filed
               upon the closing of the offering made pursuant to this
               Registration Statement.
     3.3**     Bylaws of the Registrant.
     3.4**     Bylaws of the Registrant effective upon the close of the
               offering made pursuant to this Registration Statement.
     4.1       Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4.
     4.2*      Specimen Common Stock certificate.
     5.1*      Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
               Hachigian.
    10.1**     Form of Indemnification Agreement.
    10.2**     1999 Equity Incentive Plan.
    10.3**     Employee Stock Purchase Plan.
    10.4**     1999 Director Stock Plan.
    10.5**     Business Loan Agreement between BankAmerica Business Credit and Registrant, dated May 14, 1998.
    10.6**     Warrant for the purchase of Common Stock made by the
               Registrant and held by Lucent Technologies Inc., dated July
               31, 1996.
    10.7***    Real Property Lease between Paradyne Corporation and Shav
               Associates, dated October 8, 1996.
    10.8***    Real Property Sublease by and between Registrant and
               Paradyne Corporation, dated December 10, 1997.
    10.9***    Amendment to Real Property Sublease by and between
               Registrant and Paradyne Corporation, dated January 1, 1999.
    10.10      Termination Agreement between Registrant and Paradyne
               Corporation, dated December 31, 1998.
    10.11***   Subordinated Promissory Note between Registrant and
               Communication Partners, L.P., dated December 15, 1998.
    10.12*     Bill of Sale between Registrant and Paradyne Corporation,
               dated                      , 1999.
    10.13***   Employment Agreement between Registrant and Armando Geday, dated April 1, 1997.
    10.14***   Employment Agreement between Registrant and Thomas Epley,
               dated August 29, 1997.
    10.15+     Agreement for the Manufacture and Sale of ASIC Products
               between Registrant and Lucent Technologies Inc.
               Microelectronics, dated March 23, 1999.
    10.16      Intellectual Property Agreement among Registrant, Lucent
               Technologies Inc. and Paradyne Corporation, dated July 31,
               1996.
    10.17      Tax Matters Agreement between Registrant and Paradyne
               Corporation dated July 31, 1996.

    EXHIBIT
      NO.                              DESCRIPTION
    10.18+     Product Supply Agreement between Registrant and Paradyne
               dated March 16, 1999.
    23.1**     Consent of Independent Accountants.
    23.2       Consent of Counsel. Reference is made to Exhibit 5.1.
    24.1**     Power of Attorney (see page II-5).
    27.1**     Financial Data Schedule for EDGAR Filing.


---------------

  * To be filed by amendment.


 ** Previously filed.



*** Corrected version of previously filed document updating exhibit numbers.



 + Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.